 877 North 8th West, Riverton, WY  82501, Ph: (307) 856-9271, Fx: (307) 857-3050, www.usnrg.com

For Immediate Release

U.S. ENERGY CORP. RETAINS SRK CONSULTING TO PREPARE RESOURCE ESTIMATE FOR LUCKY JACK PROJECT

NI 43-101 COMPLIANT ESTIMATE TO SUPPORT EXPANDED CAPITAL MARKETS STRATEGY

RIVERTON, Wyoming – July 9, 2008 - U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), a natural resources exploration and development company with interests in molybdenum, uranium, oil and gas, gold, and real estate, today announced that it has retained Denver, Colorado-based SRK Consulting to review historic drill hole and underground data for the purposes of preparing an NI 43-101 compliant mineral resource estimate on the Company’s Lucky Jack Molybdenum project located in Gunnison County, Colorado. The Company intends to use the report as part of its application to the TSX Group for a listing on the Toronto Stock Exchange (“TSX”).

“Preparation of a NI 43-101 compliant mineral resource estimate is another important step forward in our objective to list on the TSX,” said Keith Larsen, Chief Executive Officer of U.S. Energy Corp.  “We remain committed to advancing this project as we continue to seek out potential partners with the added expertise and resources to take it through the next phase of development.”

To date, more than $160 million has been spent on engineering, design, technical studies, permitting and approximately 200,000 feet of core drilling.

To support its expanded capital market initiatives, the Company has also retained the Equicom Group Inc., a leading provider of investor relations and related corporate communication services in Canada.

“We recognize that the TSX is one of the preeminent resource exchanges in the world,” said Mark Larsen, President of U. S. Energy Corp.  “Obtaining a listing will allow us to access a broader minerals sector audience.  Barring unforeseen delay, we expect to list on the TSX by the end of October 2008 or sooner,” he added.

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Press Release
July 8, 2008

About U.S. Energy Corp.

U.S. Energy Corp. is a diversified natural resource company with interests in molybdenum, oil and gas, gold, and real estate.  The Company is headquartered in Riverton, Wyoming, and its common stock is listed on The NASDAQ Capital Market under the symbol “USEG”.

Disclosure Regarding Mineral Resources
Under SEC and Canadian Regulations;
and Forward-Looking Statements

The Company owns or may come to own stock in companies which are traded on foreign exchanges, and may have agreements with some of these companies to acquire and/or develop the Company’s mineral properties.  An example is Sutter Gold Mining Inc.  These other companies are subject to the reporting requirements of other jurisdictions.

United States residents are cautioned that some of the information available about our mineral properties, which is reported by the other companies in foreign jurisdictions, may be materially different from what the Company is permitted to disclose in the United States.

This news release includes statements which may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect," or similar expressions.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in mineral prices, the availability of capital, competitive factors, and other risks.  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

For further information on the differences between the reporting limitations of the United States, compared to reports filed in foreign jurisdictions, and also concerning forward-looking statements, please see the Company’s Form 10-K (“Disclosure Regarding Forward-Looking Statements”; “Disclosure Regarding Mineral Resources under SEC and Canadian Regulation”; and “Risk Factors”); and similar disclosures in the Company’s Forms 10-Q.

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For further information, please contact:
Keith G. Larsen, CEO or Mark J. Larsen, President
U.S. Energy Corp. (307) 856-9271